EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

SECTION 3(4) AND 3(5)

         Debtor's October 25, 2000 Investment Agreement with Swartz Private Equity, L.L.C. ("Swartz") contains a capital raising limitation which prohibits Debtor from entering into certain transactions in which it issues securities as well as a right of first offer for any transaction in which Debtor raises capital. While Debtor has requested that Swartz waive the capital raising limitations with respect to the transaction set forth in this Agreement and decline to exercise its right of first offer, it has not yet done so.




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